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                                                                 EXHIBIT 11


                     FOOD COURT ENTERTAINMENT NETWORK, INC.
               COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
                       Three months ended March 31, 1995



Net (loss) ......................................................  $  (684,339)

Adjustments to net (loss)

        Reduction of interest on bridge loans ...................       35,000

        Amortization of deferred financing costs ................       45,500

        Amortization of debt discount ...........................       35,000

        Reduction of interest on line of credit .................        7,012

        Interest on hypothetical investment .....................        6,473

        Dividends on Preferred Stock ............................       22,925

        Preferred stock discount ................................        6,941
                                                                   -----------
                                                                   $  (525,488)
                                                                   -----------
Weighted average shares outstanding (net of 20,135 in
        treasury, 10,135 of which are in escrow) ................    1,699,240

Add:    Net shares from exercise of options/warrants:
        Assumed exercise of options .............................    1,699,240
        Assumed repurchase of shares ............................      339,848
                                                                   -----------
                                                                     1,359,392
Less:   Escrow shares (net of 10,135 in escrow
        excluded above) .........................................     (636,115)

Weighted average number of shares ...............................    2,422,517
                                                                   -----------
NET LOSS PER SHARE OF COMMON STOCK ..............................       ($0.22)
                                                                   -----------